CONTACT:	Vince Arnone	Devin Sullivan
	President and CEO	Senior Vice President
	(630) 845-4500	The Equity Group Inc.
(212) 836-9608

FOR IMMEDIATE RELEASE
FUEL TECH REPORTS 2020 SECOND QUARTER FINANCIAL RESULTS

WARRENVILLE, Ill. - August 11, 2020 - Fuel Tech, Inc. (NASDAQ: FTEK), a technology company providing advanced engineering solutions for the optimization of combustion systems, emissions control and water treatment in utility and industrial applications, today reported financial results for the second quarter ended June 30, 2020 (“Q2 2020”).
“We believe that the COVID-19 pandemic affected our Air Pollution Control (“APC”) and FUEL CHEM® operations in the second quarter,” said Vincent J. Arnone, President and CEO. “The delays that we had been experiencing in closing new APC business awards were extended as a result of COVID-19. However, we do have active projects in our current pipeline and we are confident that we will close new awards with an aggregate total value of $10 to $15 million by the end of the year. Our FUEL CHEM segment was impacted by slower activity due to COVID-19, particularly in the months of April and May. A decline in economic activity caused reduced electricity demand which led to a reduction in electricity generation and dispatch, in particular for coal-fired power generation units. Fortunately, the month of June showed improvement and thus far in the third quarter we have returned to normalized run rates for use of our FUEL CHEM programs. Early in the third quarter, we announced a new order for equipment supporting our TIFI® Targeted In-Furnace Injection technology on three coal-fired units in the United States. The equipment installation and startup for these units should occur before the end of the third quarter, and we expect to see contributions from these units throughout the second half of the year.”
Mr. Arnone concluded, “We have collected and repatriated in excess of $1 million in cash as of June 30, 2020 following the closure of our underperforming China operation (“Beijing Fuel Tech”) and expect to continue these collections throughout 2020. We ended the quarter with $11.3 million in cash and cash equivalents.”

DGI™ Dissolved Gas Infusion
The Company previously reported that an on-site demonstration of its water technology at a pulp and paper facility in the Midwest planned for early in Q2 2020 had been delayed due to the impact of COVID-19, and this demonstration is still delayed as of this date. In July, the Company signed a new license agreement related to the DGI technology from Kadance Corporation, an entity that purchased the assets from the prior licensor of the technology, NanO2, LLC. Kadance Corporation is a company active in municipal wastewater treatment, with a focus on delivering biological solutions to this market. Under the terms of the new agreement, Fuel Tech has more flexibility regarding non-exclusive market access and now can manufacture all DGI delivery systems on its own. The Company continues to advance conversations with several other potential customers of our DGI technology across a variety of industries.
Q2 2020 Consolidated Results Overview
Consolidated revenues declined to $4.4 million from $8.9 million in Q2 2019, reflecting lower APC and FUEL CHEM revenues. Results for Q2 2020 and Q2 2019 did not include any revenue from Beijing Fuel Tech.
Gross margin for Q2 2020 was 13.7% of revenues compared to 43.6% of revenues in Q2 2019, primarily reflecting lower revenues in the current quarter and a $1.1 million charge in our APC segment (described below). Excluding the APC charge, consolidated gross margin for Q2 2020 was 40%.
SG&A expenses declined by 38.2% to $2.8 million from $4.5 million in Q2 2019. Included in this amount for Q2 2020 is a reversal of $0.5 million in expense related to the allowance for doubtful accounts associated with the aforementioned APC charge.
Net loss from continuing operations was $(2.5) million, or $(0.10) per share, compared to net loss from continuing operations of $(0.9) million, or $(0.04) per share in Q2 2019. Net (loss) from continuing operations in Q2 2020 and Q2 2019 attributable to Beijing Fuel Tech was $(0.1) million and $(0.5) million, respectively.
Capital projects backlog at June 30, 2020 was $8.3 million, $7.2 million of which was domestic. Backlog at December 31, 2019 was $9.7 million, of which $8.6 million was domestic.
APC segment revenues declined to $1.9 million from $4.8 million in Q2 2019, primarily the result of project timing, lower capital projects backlog and a delay in new contract awards. APC gross margin was $(0.4) million reflecting a $1.1 million charge associated with a previously disclosed equipment warranty liability with a U.S. customer. Excluding the charge, APC gross margin for Q2 2020 was $0.7 million, or 39%.

Fuel Tech has submitted a reimbursement request to its insurer for the amount expended in remediation, and such amount is within the coverage limits of its insurance policy. Fuel Tech and the insurance company continue to work amicably to resolve this matter and, upon settlement with its insurer, all amounts received will be applied to reverse the charge.
FUEL CHEM segment revenues were $2.5 million compared to $4.1 million in Q2 2019. This segment’s performance was impacted by a reduced demand for power, extended unscheduled outages, and significantly reduced operations largely caused by the COVID-19 pandemic. Segment gross margin was 40.0% in Q2 2020 and 49.9% in Q2 2019.
Adjusted EBITDA loss was $(2.2) million in Q2 2020 compared to an Adjusted EBITDA loss of $(0.5) million in Q2 2019.
Financial Condition
At June 30, 2020 total cash was $11.3 million including restricted cash of $3.0 million, down from total cash of $13.5 million, including restricted cash of $2.6 million, at December 31, 2019. Stockholders’ equity was $21.1 million, or $0.86 per share.
As previously announced, on April 15, 2020 the Company received $1.6 million in loan proceeds from the Paycheck Protection Program (the “PPP”), established pursuant to the recently enacted Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and administered by the U.S. Small Business Administration (“SBA”). The unsecured loan is evidenced by a promissory note of the Company dated April 15, 2020 (the “Note”) in the principal amount of $1.6 million issued to BMO Harris Bank N.A. (the “Bank”), the lender, pursuant to a loan agreement, dated April 15, 2020, between the Company and the Bank. Under the terms of the Agreement, the Note and the PPP Loan, interest will accrue on the outstanding principal at the rate of 1.0% per annum. Additional information concerning this loan is available in the Company’s Form 10-Q for the period ended June 30, 2020.
Conference Call
Management will host a conference call on Wednesday, August 12, 2020 at 10:00 am ET / 9:00 am CT to discuss the results and business activities.

Interested parties may participate in the call by dialing:

(877) 423-9820 (Domestic) or
(201) 493-6749 (International)

The conference call will also be accessible via the Upcoming Events section of the Company’s web site at www.ftek.com. Following management’s opening remarks, there will be a question and answer session. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to dsullivan@equityny.com. For those who cannot listen to the live broadcast, an online replay will be available at www.ftek.com.

About Fuel Tech
Fuel Tech develops and commercializes state-of-the-art proprietary technologies for air pollution control, process optimization, water treatment, and advanced engineering services. These technologies enable customers to operate in a cost-effective and environmentally sustainable manner. Fuel Tech is a leader in nitrogen oxide (NOx) reduction and particulate control technologies and its solutions have been in installed on over 1,200 utility, industrial and municipal units worldwide. The Company’s FUEL CHEM® technology improves the efficiency, reliability, fuel flexibility, boiler heat rate, and environmental status of combustion units by controlling slagging, fouling, corrosion and opacity. Water treatment technologies include DGI™ Dissolved Gas Infusion Systems which utilize a patented nozzle to deliver supersaturated oxygen solutions and other gas-water combinations to target process applications or environmental issues. This infusion process has a variety of applications in the water and wastewater industries, including remediation, aeration, biological treatment and wastewater odor management. Many of Fuel Tech’s products and services rely heavily on the Company’s exceptional Computational Fluid Dynamics modeling capabilities, which are enhanced by internally developed, high-end visualization software. For more information, visit Fuel Tech’s web site at www.ftek.com.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” as defined in Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and reflect Fuel Tech’s current expectations regarding future growth, results of operations, cash flows, performance and business prospects, and opportunities, as well as assumptions made by, and information currently available to, our management. Fuel Tech has tried to identify forward-looking statements by using words such as “anticipate,” “believe,” “plan,” “expect,” “estimate,” “intend,” “will,” and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on information currently available to Fuel Tech and are subject to various risks, uncertainties, and other factors, including, but not limited to, those discussed in Fuel Tech’s Annual Report on Form 10-K in Item 1A under the caption “Risk Factors,” and subsequent filings under the Securities Exchange Act of 1934, as amended, which could cause Fuel Tech’s actual growth, results of operations, financial condition, cash flows, performance and business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Fuel Tech undertakes no obligation to update such factors or to publicly announce the results of any of the forward-looking statements contained herein to reflect future events, developments, or changed circumstances or for any other reason. Investors are cautioned that all forward-looking statements involve risks and uncertainties, including those detailed in Fuel Tech’s filings with the Securities and Exchange Commission.

FUEL TECH, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands, except share and per share data)

	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$8,254	$10,914
Restricted cash	2,639	2,080
Accounts receivable, net	5,658	6,473
Inventories, net	342	264
Prepaid expenses and other current assets	1,410	1,879
Income taxes receivable	69	—
Total current assets	18,372	21,610
Property and equipment, net of accumulated depreciation of $26,503 and $26,174, respectively	5,437	5,662
Goodwill	2,116	2,116
Other intangible assets, net of accumulated amortization of $6,756 and $6,671, respectively	838	906
Restricted cash	364	507
Right-of-use operating lease assets	1,035	980
Other assets	395	443
Total assets	$28,557	$32,224
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,585	$2,117
Current portion of long-term borrowings	684	—
Accrued liabilities:
Operating lease liabilities - current	279	300
Employee compensation	679	519
Income taxes payable	36	—
Other accrued liabilities	2,104	1,976
Total current liabilities	5,367	4,912
Operating lease liabilities - non-current	738	680
Long-term borrowings, net of current portion	872	—
Deferred income taxes, net	172	171
Other liabilities	278	286
Total liabilities	7,427	6,049
COMMITMENTS AND CONTINGENCIES (Note 13)
Stockholders’ equity:
Common stock, $.01 par value, 40,000,000 shares authorized, 25,476,420 and 25,053,480 shares issued, and 24,701,159 and 24,592,578 shares outstanding, respectively	255	254
Additional paid-in capital	139,710	139,560
Accumulated deficit	(115,436)	(110,325)
Accumulated other comprehensive loss	(1,857)	(1,778)
Nil coupon perpetual loan notes	76	76
Treasury stock, at cost	(1,618)	(1,612)
Total stockholders’ equity	21,130	26,175
Total liabilities and stockholders’ equity	$28,557	$32,224

FUEL TECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues	$4,401	$8,948	$8,179	$19,103
Costs and expenses:
Cost of sales	3,799	5,050	6,050	11,191
Selling, general and administrative	2,755	4,455	6,641	8,913
Restructuring charge	—	30	—	625
Research and development	271	205	595	471
Intangible assets abandonment	—	51	—	51
	6,825	9,791	13,286	21,251
Operating loss from continuing operations	(2,424)	(843)	(5,107)	(2,148)
Interest expense	(3)	(3)	(6)	(4)
Interest income	2	9	13	11
Other income (expense), net	(88)	(97)	138	(72)
Loss from continuing operations before income taxes	(2,513)	(934)	(4,962)	(2,213)
Income tax expense	(31)	(2)	(149)	(2)
Net loss from continuing operations	(2,544)	(936)	(5,111)	(2,215)
Loss from discontinued operations	—	(9)	—	(19)
Net loss	$(2,544)	$(945)	$(5,111)	$(2,234)
Net loss per common share:
Basic
Continuing operations	$(0.10)	$(0.04)	$(0.21)	$(0.09)
Discontinued operations	$—	$—	$—	$—
Basic net loss per common share	$(0.10)	$(0.04)	$(0.21)	$(0.09)
Diluted
Continuing operations	$(0.10)	$(0.04)	$(0.21)	$(0.09)
Discontinued operations	$—	$—	$—	$—
Diluted net loss per common share	$(0.10)	$(0.04)	$(0.21)	$(0.09)
Weighted-average number of common shares outstanding:
Basic	24,668,000	24,187,000	24,633,000	24,182,000
Diluted	24,668,000	24,187,000	24,633,000	24,182,000

FUEL TECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net loss	$(2,544)	$(945)	$(5,111)	$(2,234)
Other comprehensive income loss:
Foreign currency translation adjustments	152	(43)	(79)	61
Comprehensive loss	$(2,392)	$(988)	$(5,190)	$(2,173)

FUEL TECH, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Six Months Ended June 30,
	2020	2019
Operating Activities
Net loss	$(5,111)	$(2,234)
Loss from discontinued operations	—	19
Net loss from continuing operations	(5,111)	(2,215)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	329	478
Amortization	85	68
Loss (gain) on disposal of equipment	—	2
Provision for doubtful accounts, net of recoveries	(1,082)	—
Intangible assets abandonment	—	51
Stock-based compensation, net of forfeitures	150	219
Changes in operating assets and liabilities:
Accounts receivable	1,863	3,870
Inventories	(78)	640
Prepaid expenses, other current assets and other non-current assets	424	1,163
Accounts payable	(531)	(5,595)
Accrued liabilities and other non-current liabilities	537	(1,485)
Net cash used in operating activities - continuing operations	(3,414)	(2,804)
Net cash used in operating activities - discontinued operations	—	(19)
Net cash used in operating activities	(3,414)	(2,823)
Investing Activities
Purchases of equipment and patents	(122)	(359)
Net cash used in investing activities	(122)	(359)
Financing Activities
Proceeds from borrowings	1,556	—
Taxes paid on behalf of equity award participants	(6)	(2)
Net cash used in financing activities	1,550	(2)
Effect of exchange rate fluctuations on cash	(258)	44
Net decrease in cash, cash equivalents and restricted cash	(2,244)	(3,140)
Cash, cash equivalents, and restricted cash at beginning of period (Note 2)	13,501	18,059
Cash, cash equivalents and restricted cash at end of period (Note 2)	$11,257	$14,919

FUEL TECH, INC.
BUSINESS SEGMENT FINANCIAL DATA
(Unaudited)
(in thousands)

Three months ended June 30, 2020	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$1,937	$2,464	$—	$4,401
Cost of sales	(2,320)	(1,479)	—	(3,799)
Gross margin	(383)	985	—	602
Selling, general and administrative	—	—	(2,755)	(2,755)
Research and development	—	—	(271)	(271)
Operating (loss) income from continuing operations	$(383)	$985	$(3,026)	$(2,424)

Three months ended June 30, 2019	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$4,803	$4,145	$—	$8,948
Cost of sales	(2,975)	(2,075)	—	(5,050)
Gross margin	1,828	2,070	—	3,898
Selling, general and administrative	—	—	(4,455)	(4,455)
Restructuring Charge	(30)		—	(30)
Research and development	—	—	(205)	(205)
Intangible assets abandonment	—	—	(51)	(51)
Operating income (loss) from continuing operations	$1,798	$2,070	$(4,711)	$(843)

Six months ended June 30, 2020	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$3,133	$5,046	$—	$8,179
Cost of sales	(3,086)	(2,964)	—	(6,050)
Gross margin	47	2,082	—	2,129
Selling, general and administrative	—	—	(6,641)	(6,641)
Research and development	—	—	(595)	(595)
Operating (loss) income from continuing operations	$47	$2,082	$(7,236)	$(5,107)

Six months ended June 30, 2019	Air Pollution Control Segment	FUEL CHEM Segment	Other	Total
Revenues from external customers	$10,592	$8,511	$—	$19,103
Cost of sales	(6,864)	(4,327)	—	(11,191)
Gross margin	3,728	4,184	—	7,912
Selling, general and administrative	—	—	(8,913)	(8,913)
Restructuring Charge	(625)	—	—	(625)
Research and development	—	—	(471)	(471)
Intangible assets abandonment	—	—	(51)	(51)
Operating income (loss) from continuing operations	$3,103	$4,184	$(9,435)	$(2,148)

FUEL TECH, INC.
GEOGRAPHIC INFORMATION
(Unaudited)
(in thousands)
Information concerning Fuel Tech’s operations by geographic area is provided below. Revenues are attributed to countries based on the location of the customer. Assets are those directly associated with operations of the geographic area.

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
United States	3,310	7,562	6,407	16,377
Foreign	1,091	1,386	1,772	2,726
	4,401	8,948	8,179	19,103

	June 30, 2020	December 31, 2019
Assets:
United States	$22,090	$23,460
Foreign	6,467	8,764
	$28,557	$32,224

FUEL TECH, INC.
RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited)
(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss)	$(2,544)	$(945)	$(5,111)	$(2,234)
Interest (income) expense, net	1	(9)	(7)	(10)
Income tax expense	31	2	149	2
Depreciation expense	166	234	329	478
Amortization expense	42	36	85	68
EBITDA	(2,304)	(682)	(4,555)	(1,696)
Intangible assets abandonment	—	51	—	51
Stock compensation expense	69	123	150	219
ADJUSTED EBITDA	(2,235)	(508)	(4,405)	(1,426)

Adjusted EBITDA
To supplement the Company's consolidated financial statements presented in accordance with generally accepted accounting principles in the United States (GAAP), the Company has provided an Adjusted EBITDA disclosure as a measure of financial performance. Adjusted EBITDA is defined as net income (loss) before interest expense, income tax expense (benefit), depreciation expense, amortization expense, stock compensation expense, and intangible assets abandonment and building impairment. The Company's reference to these non-GAAP measures should be considered in addition to results prepared in accordance with GAAP standards, but are not a substitute for, or superior to, GAAP results.
Adjusted EBITDA is provided to enhance investors' overall understanding of the Company's current financial performance and ability to generate cash flow, which we believe is a meaningful measure for our investor and analyst communities. In many cases non-GAAP financial measures are utilized by these individuals to evaluate Company performance and ultimately determine a reasonable valuation for our common stock. A reconciliation of Adjusted EBITDA to the nearest GAAP measure of net income (loss) has been included in the above financial table.